Exhibit 10.19.2

EXECUTION VERSION

AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 TO EXCHANGE AGREEMENT, dated as of August 8, 2013 (this “Amendment”), is by and between Broadway Financial Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and the United States Department of the Treasury (“Treasury”).All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Exchange Agreement (as defined below).

WHEREAS, the Company and Treasury are party to that certain Exchange Agreement, dated as of February 10, 2012 (the “Exchange Agreement”); and

WHEREAS, pursuant to the terms of the Exchange Agreement and in accordance with Section 6.3 thereof, the parties wish to amend the Exchange Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.                                    Amendment to WHEREAS Clause.  The fourth WHEREAS clause of the Exchange Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“WHEREAS, the Company intends to (i) exchange all shares of the Other Series of Preferred Stock (as defined below) for (x) if the Shareholder Proposals (as defined below) have been approved by the Requisite Shareholder Votes (as defined below) and the Charter Amendment (as defined below) has been filed (together, the “Conversion Requirements”), shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in such amounts as set forth on Annex A attached hereto, or (y) if the Conversion Requirements have not been completed, shares of the Company’s Preferred Stock designated as Series F Common Stock Equivalents (the “Common Stock Equivalents”) in such amounts as set forth on Annex A attached hereto, which Common Stock Equivalents will convert to shares of Common Stock upon completion of the Conversion Requirements (such exchange as described in clauses (x) or (y), as applicable, the “Other Preferred Exchange”), and (ii) issue shares of Common Stock (or Common Stock Equivalents) (x) for aggregate gross proceeds to the Company of not less than $4,415,000 (including shares of Common Stock sold to directors and officers of the Company for cash after February 10, 2012) and (y) in full satisfaction of at least $2,300,000 of senior indebtedness of the Company owed to BBCN Bank ((x) and (y), collectively, the “Equity Offering,” and together with the Other Preferred Exchange and the Exchange (as defined below), the “Recapitalization”);”

2.                                    Amendment to Section 1.1.  Section 1.1(a) of the Exchange Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“The closing of the Exchange (the “Closing”) will take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York  10281, or remotely via the electronic or other exchange of documents and signature pages, as the parties may agree.”

3.                                    Insertion of Section 3.9.  The Exchange Agreement is hereby amended by inserting the following Section 3.9 immediately after Section 3.8 of the Exchange Agreement:

“Section 3.9    Shareholder Proposals.

Each of the purchasers in the Equity Offering has agreed in such purchaser’s subscription agreement with the Company to vote to approve the Shareholder Proposals and, assuming the Investor votes to approve the Shareholder Proposals, the votes of such purchasers are sufficient to secure the Requisite Shareholder Vote.”

4.                                    Amendment to Section 4.3(b).  The first sentence of Section 4.3(b) of the Exchange Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“Promptly, and in no event later than 20 days following the clearance of the Proxy Statement by the SEC, the Company shall call and hold a meeting of its shareholders to (i) approve the Charter Amendment and (ii) to the extent required by applicable law or stock exchange rule or regulation, approve the issuance of, as applicable, (x) the Underlying Common Shares and the Other Conversion Shares or (y) the Exchange Common Stock and the Common Stock to be delivered in the Other Preferred Exchange ((i) and (ii) together, the “Shareholder Proposals”).

5.                                    Amendment to Section 6.6.  Section 6.6 of the Exchange Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Broadway Financial Corporation
5055 Wilshire Boulevard, Suite 500
Los Angeles, CA 90036
Attention: Wayne-Kent A. Bradshaw
President & Chief Operating Officer
Telephone: (323) 556-3248
Facsimile: (323) 634-1717

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With a copy to:

Arnold & Porter LLP
777 South Figueroa Street, 44th Floor
Los Angeles, California  90017
Attention: James R. Walther, Esq.
Telephone: (213) 243-4297
Facsimile: (213) 243-4199

If to the Investor:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel Office of Financial Stability
Facsimile: (202) 927-9225
Email: OFSChiefCounselNotices@do.treas.go

With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York  10281
Attention:  William P. Mills
Telephone:  (212) 504-6436
Facsimile:  (212) 504-6666”

6.                                    Amendment to Annex B.  Annex B of the Exchange Agreement is hereby amended by deleting such Annex in its entirety and replacing it with Annex A to this Amendment.

7.                                    No Amendment, Modification or Waiver.  This Amendment shall not constitute an amendment, modification or waiver of any provision of the Exchange Agreement, except as expressly set forth herein.  In the event of any conflict or inconsistency between the terms of the Exchange Agreement and the terms hereof, the terms of the Exchange Agreement shall govern.

8.                                    Counterparts and Facsimile.  For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

9.                                    Governing Law.  This Amendment and any claim, controversy or dispute arising under or related to this Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

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10.                            Interpretation.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Amendment as a whole and not to any particular section or provision, unless the context requires otherwise. The headings contained in this Amendment are for reference purposes only and are not part of this Amendment. Whenever the words “include,” “includes” or “including” are used in this Amendment, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Amendment, as this Amendment is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein written above.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Wayne-Kent A. Bradshaw
Name: Wayne-Kent A. Bradshaw
Title: President / CEO

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Chief Investment Officer

[Signature Page to Amendment No. 1 to Exchange Agreement]

ANNEX A

FORM OF NEW CERTIFICATE OF DESIGNATIONS

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES F COMMON STOCK EQUIVALENT

OF

BROADWAY FINANCIAL CORPORATION

Broadway Financial Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), or a duly authorized committee of the Board of Directors, in accordance with the Charter and bylaws of the Corporation and applicable law, adopted the following resolution on [_______], 2013 creating a series of 12,000 shares of Preferred Stock of the Corporation designated as “Series F Common Stock Equivalent”).

RESOLVED, that pursuant to the provisions of the Charter and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1.      Designation and Number of Shares; Fractional Shares.

(a)                               There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series F Common Stock Equivalent” (the “Designated Stock”).  The authorized number of shares of Designated Stock shall be 12,000.

(b)                              Each Holder of a fractional interest in a share of Designated Stock shall be entitled, proportionately, to all the rights, preferences and privileges of the Designated Stock (including the conversion, dividend, voting, redemption and liquidation rights contained in this Certificate of Designations).

Part 2.      Standard Provisions.  The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this “Certificate of Designations”) to the same extent as if such provisions had been set forth in full herein.

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Part 3.      Definitions.  The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)                               “Common Stock” means the common stock, par value $0.01 per share, of the Corporation, or any other shares of the capital stock of the Corporation into which such shares of common stock shall be reclassified or changed.

(b)                              “Dividend Payment Date” means February 15, May 15, August 15, and November 15 of each year.

(c)                               “Junior Stock” means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d)                             “Liquidation Amount” means $1,000 per share of Designated Stock.

(e)                               “Parity Stock” means any class or series of stock of the Corporation (other than Designated Stock) the terms of which do not expressly provide that such class or series shall rank senior or junior to Designated Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(f)                                “Signing Date” means February 10, 2012.

Part 4.      Certain Voting Matters.

(a)                               Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Designated Stock and any Common Stock has been cast or given on any matter on which under Sections 10(a) or 10(b) of the Standard Provisions forming part of this Certificate of Designations the Holders of shares of Designated Stock are entitled to vote shall be determined by the Corporation by reference to a number of votes per share of Designated Stock equal to the Conversion Rate (as defined in Section 2 of the Standard Provisions forming a part of this Certificate of Designations) in effect on the record date for such vote or consent, if any, or in the absence of a record date, on the date for such vote or consent.

(b)                              Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Designated Stock and any Voting Parity Stock has been cast or given on any matter on which under Sections 10(c) and 10(d) of the Standard Provisions forming part of this Certificate of Designations the Holders of shares of Designated Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

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(c)                               The Corporation shall aggregate any fractional interests in a share of Designated Stock with all other fractional interests having made the same voting or consent decision and shall count the number of whole votes resulting from such aggregation in accordance with the voting or consent decisions received.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Broadway Financial Corporation has caused this Certificate of Designations to be signed by [__________], its Chief Executive Officer, this [___] day of [___], 2013.

BROADWAY FINANCIAL CORPORATION

By:

Name:

Title: Chief Executive Officer

[Signature Page to Certificate of
Designations, Series F]

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ANNEX A

STANDARD PROVISIONS

Section 1.                                General Matters.  Each share of Designated Stock shall be identical in all respects to every other share of Designated Stock.  The Designated Stock shall be perpetual.  The Designated Stock shall rank equally with Parity Stock and senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.                                Standard Definitions.  As used herein with respect to Designated Stock:

“Affiliate” of any specified “Person” means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 19(c).

“Alternate Dividend Amount” means an amount equal to the product of (1) the sum of (A)the Liquidation Amount plus (B) the amount of declared but unpaid dividends for any priorDividend Period from and including the Second Dividend Payment Date and (2) (u) a per annum rate of 9% from and including the Second Dividend Payment Date to but excluding [May 15, 2014]; (v) a per annum rate of 11% from and including [May 15, 2014] to but excluding [August 15, 2014]; (w) a per annum rate of 13% from and including [August 15 ,2014] to but excluding [November 15, 2014]; (x) a per annum rate of 15% from and including [November 15, 2014] to but excluding [February 15, 2015]; (y) a per annum rate of 17% from and including [February 15, 2015] to but excluding [May 15, 2015]; and a per annum rate of 19% from and including [May 15, 2015].1

“As-Converted Dividend Amount” means, with respect to any Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (x) annualizing the last dividend declared during such Dividend Period on the Common Stock and (y) dividing such annualized dividend by four and (ii) the then-current Conversion Rate; provided that for any such Dividend Period during which no dividend has been declared on the Common Stock, the As-Converted Dividend Amount shall be deemed to be $0.00.

“As-Converted Liquidation Amount” has the meaning set forth in Section 4(c).

“Board of Directors” has the meaning set forth in the recitals to the Certificate of Designations.

1 NTD:  Subject to change based on the closing date.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Certificate of Amendment” means the amendment to the Charter of the Corporation reflecting the increase of the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Designated Stock into Common Stock.

“Certificate of Designations” means the Certificate of Designations, of which these Standard Provisions form a part, as it may be amended from time to time.

“Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document, as amended from time to time.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the NASDAQ Stock Market on such date.  If the Common Stock is not traded on the NASDAQ Stock Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose.

“Constituent Person” has the meaning set forth in Section 9(a).

“Conversion Agent” means the Transfer Agent, acting in its capacity as conversion agent for the Designated Stock, and its successors and assigns.

“Conversion Price” at any time means, for each share of Designated Stock, a dollar amount equal to $[1.00]2.

“Conversion Rate” means for each share of Designated Stock, 1,000 shares of Common Stock, subject to adjustment as set forth herein.

“Corporation” has the meaning set forth in the recitals to the Certificate of Designations.

2 To reflect the lowest price per share (or lower) paid in the Corporation’s equity offering.

“Current Market Price” per share of Common Stock on any day means the average of the VWAP per share of Common Stock on each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 8.

“Depositary” means The Depository Trust Company or its nominee or any successor depositary appointed by the Corporation.

“Designated Stock” has the meaning set forth in Part 1.

“Dividend Period” has the meaning set forth in Section 3(d).

“Dividend Record Date” has the meaning set forth in Section 3(d).

“Dividend Threshold Amount” has the meaning set forth in Section 8(a)(iv).

“Ex-date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive an issuance or distribution.

“Exchange Property” has the meaning set forth in Section 9(a).

“Expiration Date” has the meaning set forth in Section 8(a)(v).

“Expiration Time” has the meaning set forth in Section 8(a)(v).

“Global Designated Stock” has the meaning set forth in Section 19(a).

“Holders” means the Persons in whose names the shares of the Designated Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owners of the shares of Designated Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Liquidation Participation Amount” has the meaning set forth in Section 4(c).

“Liquidation Preference” has the meaning set forth in Section 4(a).

“Mandatory Conversion Date” means the later of (a) the fifth Business Day after the date on which the Shareholder Approval has been received and (b) the Original Issue Date.

“Market Disruption Event” means any of the following events that has occurred:

(i)                                  any suspension of, or limitation imposed on, trading by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of Closing Price (a “Relevant Exchange” during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to Common Stock or in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii)                              any event (other than an event described in clause (iii) below) that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii)                          the failure to open of the exchange on which futures or options contracts relating to the Common Stock, are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day, and the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, or the Treasurer and (ii) by any Assistant Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the Corporation, and delivered to the Conversion Agent.

“Original Issue Date” means the date on which shares of Designated Stock are first issued.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, common trust fund or trust.

“Preferred Director” has the meaning set forth in Section 10(c).

“Preferred Directors” has the meaning set forth in Section 10(c).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Stock.

“Purchased Shares” has the meaning set forth in Section 8(a)(v).

“Record Date” has the meaning set forth in Section 8(d).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Designated Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Reorganization Event” has the meaning set forth in Section 9(a).

“Second Dividend Payment Date” has the meaning set forth in Section 3(b).

“Series F Common Stock Equivalent” has the meaning set forth in the recitals above.

“Share Dilution Amount” has the meaning set forth in Section 3(e).

“Shareholder Approval” means the approval by the stockholders of the Corporation of an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Designated Stock into Common Stock.

“Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Stock.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock or a Closing Price, a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

“Transfer Agent” means the Corporation acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Designated Stock, and its successors and assigns.

“Voting Parity Stock” means, with regard to any matter as to which the Holders of Designated Stock are entitled to vote as specified in Section 10(c) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights with respect to the election of directors have been conferred and are exercisable with respect to such matter.

“VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C US <equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation).

Section 3.                                Dividends.

(a)                               Rate.  Holders of Designated Stock shall be entitled to receive, on each share of Designated Stock if, as and when declared by the Board of Directors or a duly authorized committee of the Board of Directors, but only out of assets legally available therefor, dividends and any other distributions, whether payable in cash, securities or any other form of property or assets, in an amount determined as described in Sections 3(b) and 3(c) below.

(b)                              Subject to Section 3(a) above, from and including the Original Issue Date to but excluding [February 15, 2014] (the “Second Dividend Payment Date”)3, the Board of Directors or a duly authorized committee of the Board of Directors may not declare and pay any dividend or make any distribution (including, but not limited to, regular quarterly dividends) in respect of Common Stock, whether payable in cash, securities or any other form of property or assets, unless the Board of Directors or a duly authorized committee of the Board of Directors declares and pays to the Holders of the Designated Stock, at the same time (irrespective of whether or not such time is a Dividend Payment Date) and on the same terms as holders of Common Stock, an amount per share of Designated Stock equal to the product of (i) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock and (ii) the then-current Conversion Rate.

Dividends payable on the Designated Stock pursuant to this Section 3(b) are non-cumulative.  If the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof does not declare a dividend on the Designated Stock during the period described in this Section 3(b), that dividend shall not accrue, and the Corporation shall have no obligation to pay, and Holders shall have no right to receive, a dividend for such period, whether or not dividends on the Designated Stock or any series of Preferred Stock or common stock are declared for any subsequent Dividend Period with respect to the Designated Stock, Parity Stock, Junior Stock or any other class or series of authorized Preferred Stock of the Corporation.  References herein to the “accrual” of non-cumulative dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c)                               Subject to Section 3(a) above, for each Dividend Period from and including the Second Dividend Payment Date, non-cumulative cash dividends shall be payable in an amount equal to the greater of (i) the As-Converted Dividend Amount and (ii) the Alternate Dividend Amount.

Dividends payable on the Designated Stock pursuant to this Section 3(c) are non-cumulative.  If the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof does not declare a dividend on the Designated Stock during the period described in this Section 3(b), that dividend shall not accrue, and the Corporation shall have no obligation to pay, and Holders shall have no right to receive, a dividend for such period, whether or not dividends on the Designated Stock or any series of Preferred Stock or common stock are declared for any subsequent Dividend Period with respect to the Designated Stock, Parity Stock, Junior Stock or any other class or series of authorized Preferred Stock of the

3Note to draft: To be 6 months from issuance.

Corporation.  References herein to the “accrual” of non-cumulative dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

The dividends described in this Section 3(c) shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the Dividend Period ending [May 14, 2014].

(d)                             In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Second Dividend Payment Date to but excluding the next Dividend Payment Date.

Dividends that are payable pursuant to Section 3(c) on Designated Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable pursuant to Section 3(c) on Designated Stock on any date prior to the end of a Dividend Period or on any Dividend Payment Date for a Dividend Period that is shorter than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Stock shall be payable to Holders of record of Designated Stock as they appear on the stock register of the Corporation on the applicable record date, which (i) with respect to dividends payable pursuant to Section 3(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 3(c), shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”.  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(e)                               Priority of Dividends.  So long as any share of Designated Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock or in shares of the same series of the Junior Stock for which the dividend is being paid) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period on all outstanding shares of Designated Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) any dividends or distributions of rights of Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.  “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Stock and any shares of Parity Stock, all dividends declared on Designated Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Stock (including, if applicable as provided in Section 3(c) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  Any remaining accrued but unpaid cumulative dividends shall continue and be cumulative thereafter, shall compound on each subsequent Dividend Payment Date and shall be payable in arrears on each Dividend Payment Date, pursuant to Section 3(c) above.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation shall provide written notice to the Holders of Designated Stock prior to such Dividend Payment Date.

Subject to the foregoing in this Section 3, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders of Designated Stock shall not be entitled to participate in any such dividends.

Section 4.                                Liquidation Rights.

(a)                               Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders of Designated Stock shall be entitled to receive for each share of Designated Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or any other Junior Stock or other stock of the Corporation ranking junior to Designated Stock as to such distribution, payment in full in an amount (the “Liquidation Preference” equal to the sum of (x) the Liquidation Amount per share and (y) the amount of any accrued and unpaid dividends declared to the date of payment.

(b)                              Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Designated Stock as to such distribution, Holders of Designated Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)                               Residual Distributions.  If the Liquidation Preference has been paid in full to all Holders of Designated Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Designated Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences; provided that if the amount of such assets or proceeds to be distributed with respect to a number of shares of Common Stock equal to the then-current Conversion Rate (the “As-Converted Liquidation Amount” exceeds the Liquidation Preference, Holders of Designated Stock shall be entitled to receive, for each share of Designated Stock, an additional amount (the “Liquidation Participation Amount” out of such assets or proceeds such that the As-Converted Liquidation Amount equals the sum of the Liquidation Preference plus the Liquidation Participation Amount, after making appropriate adjustment such that the holders of Designated Stock receive the same amount on an as-converted basis as the holders of a number of shares of Common Stock equal to the then-current Conversion Rate.

(d)                             Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Designated Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.                                Optional Redemption.  The Designated Stock shall not be redeemable either at the Corporation’s option or at the option of the Holders at any time.

Section 6.                                Mandatory Conversion on the Mandatory Conversion Date.  Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Designated Stock, such share of Designated Stock shall automatically convert into shares of Common Stock at the then-current Conversion Rate.

Section 7.                                Conversion Procedures.

(a)                               Effect of Mandatory Conversion Date.  Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on any such converted shares of Designated Stock and such shares of Designated Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any (i) declared but unpaid dividends or distributions (with respect to dividends or distributions described in Section 3(b) above) on such shares, (ii) declared but unpaid dividends or distributions (with respect to dividends or distributions described in Section 3(c) above) on such shares in an amount calculated as if the Mandatory Conversion Date were a Dividend Payment Date and (iii) any other payments to which they are otherwise entitled pursuant to the terms hereof.

(b)                              Rights Prior to Conversion.  No allowance or adjustment, except pursuant to Section 8 below, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date (except to the extent of the dividends described in Sections 3(b) and 3(c) above).  Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Designated Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Designated Stock (except to the extent of the dividends described in Sections 3(b) and 3(c) above and the voting rights described in Section 10(a) below).

(c)                               Record Holder as of Conversion Date.  The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Designated Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property to be issued or paid upon conversion of shares of Designated Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder (as of the close of business on the Mandatory Conversion Date) and in the manner shown on the records of the Corporation or, in the case of global certificates, through book-entry transfer through the Depositary.

(d)                             Reacquired Shares.  Shares of Designated Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued shares of Preferred Stock of the Corporation, undesignated as to series and available for future issuance; provided that any such shares of Designated Stock may be reissued only as shares of any series of Preferred Stock of the Corporation other than Designated Stock.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Designated Stock.

Section 8.                                Anti-Dilution Adjustments.

(a)                               Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination (including, without limitation, a reverse stock split) of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0x (OS1 / OS0) where,

CR0= the Conversion Rate in effect at the close of business on the Record Date

CR1 = the Conversion Rate in effect immediately after the Record Date

OS0= the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS’ = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, with respect to any dividend or distribution subject to Section 3(b) above (but only with respect to such dividend or distribution), no adjustment will be made for the issuance of Common Stock as a dividend or distribution to all holders of Common Stock that is made in lieu of a quarterly or annual cash dividend or distribution to such holders.

(ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date, in which event each Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y) where,

CR0= the Conversion Rate in effect at the close of business on the Record Date

CR’ = the Conversion Rate in effect immediately after the Record Date

OS0= the number of shares of Common Stock outstanding at the close of business on the Record Date

X                              = the total number of shares of Common Stock issuable pursuant to such rights (or upon conversion of such securities)

Y                              = the aggregate price payable to exercise such rights (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights

However, the Conversion Rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(iii) the dividend or other distribution to all holders of Common Stock of shares of capital stock of the Corporation (other than common stock) or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clauses (i) or (ii) above or (iv) or (v) below) in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0xSP0/ (SP0 – FMV)

where,

CR0= the Conversion Rate in effect at the close of business on the Record Date

CR1 = the Conversion Rate in effect immediately after the Record Date

SP0                  = the Current Market Price as of the Record Date

FMV = the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee of the Board of Directors) on the Record Date of the shares of capital stock of the Corporation, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of the Corporation or capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation, (i.e., a spin-off) that are, or, when issued, will be, traded on the NASDAQ Stock Market or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0x (FMV0+ MP0) / MP0

where,

CR0              = the Conversion Rate in effect at the close of business on the Record Date

CR1              = the Conversion Rate in effect immediately after the Record Date

FMV0= the average of the VWAP of the capital stock of the Corporation, or the capital stock or similar equity interests in a subsidiary or other business unit of the Corporation, distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NASDAQ Stock Market or such other national or regional exchange or market on which Common Stock, or the capital stock or similar equity interests in a subsidiary or other business unit of the Company, is then listed or quoted

MP0= the average of the VWAP of the Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NASDAQ Stock Market or such other national or regional exchange or market on which Common Stock is then listed or quoted

(iv) the Corporation makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding (a) any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $0.01 in any fiscal quarter (the “Dividend Threshold Amount” (b) any cash that is distributed as part of a distribution referred to in clause (iii) above, (c) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries referred to in clause (v) below and (d) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Designated Stock pursuant to Section 3(b) above, in which event, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0x SP0/ (SP0– C)

where,

CR0= the Conversion Rate in effect at the close of business on the Record Date

CR1 = the Conversion Rate in effect immediately after the Record Date

SP0                  = the Current Market Price as of the Record Date

C                               = the amount in cash per share of Common Stock of the distribution, as determined pursuant to the following paragraph

If an adjustment is required to be made as set forth in this clause (iv) as a result of a distribution (a) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (b) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (iv).

(v) the Corporation or one or more of its subsidiaries makes purchases of Common Stock pursuant to a tender offer or exchange offer by the Corporation or a subsidiary of the Corporation for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date” in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

CR0= the Conversion Rate in effect at the close of business on the Expiration Date

CR’ = the Conversion Rate in effect immediately after the Expiration Date

FMV = the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee of the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS’ = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares

OS0= the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares

SP1                  = the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days commencing with the Trading Day immediately after the Expiration Date.

(b)                              Calculation of Adjustments.  All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the end of each fiscal year of the Corporation and (y) the Mandatory Conversion Date.

(c)                               When No Adjustment Required.

(i)                                  Except as otherwise provided in this Section 8, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii)                              No adjustment of the Conversion Rate need be made as a result of: (A) the issuance of the rights; (B) the distribution of separate certificates representing the rights; (C) the exercise or redemption of the rights in accordance with any rights agreement; or (D) the termination or invalidation of the rights, in each case, pursuant to the Corporation’s stockholder rights plan existing on the Signing Date, as amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; provided, however, that to the extent that the Corporation (x) has a stockholder rights plan in effect on the Mandatory Conversion Date (including the Corporation’s rights plan, if any, existing on the Signing Date) or (y) had a stockholder rights plan take effect after the Signing Date that is no longer in effect on the Mandatory Conversion Date and the rights under such plan were exercised, the Holder shall receive, in addition to the shares of Common Stock, the rights under such rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation made a distribution to all holders of Common Stock of shares of capital stock of the Corporation or evidences of its indebtedness or its assets as described in Section 8 (a)(iii), subject to readjustment in the event of the expiration, termination or redemption of the rights of a stockholder rights plan in effect on the Mandatory Conversion Date.

(iii)                          No adjustment to the Conversion Rate need be made:

(A)                          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B)                           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries; or

(C)                           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Signing Date.

(iv)                          No adjustment to the Conversion Rate need be made for a transaction referred to in Section 8 (a)(i), (ii), (iii), (iv) or (v) above if Holders may participate in the transaction that would otherwise require an adjustment on a basis and with notice that the Board of Directors or a duly authorized committee of the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(v)                              No adjustment to the Conversion Rate need be made for a change in the par value of the Common Stock.

(vi)                          No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(d)                             Record Date.  For purposes of this Section 8, “Record Date”), means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee of the Board of Directors or by statute, contract or otherwise).

(e)                               Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 8, any subsequent event requiring an adjustment under this Section 8 shall cause an adjustment to such Conversion Rate as so adjusted.

(f)                                Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 8 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(g)                              Other Events.  If any event occurs as to which the failure to make any adjustment to the Conversion Rate would adversely affect the conversion rights or conversion value represented by the Designated Stock, then the Board of Directors or a duly authorized committee of the Board of Directors, acting in good faith, shall determine the adjustment, if any, on a basis consistent with the essential intent and principles herein, necessary to preserve, without dilution, the conversion rights and conversion value represented by the Designated Stock.

(h)                              Notice of Adjustments.  Whenever a Conversion Rate is adjusted as provided under this Section 8, the Corporation shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i)  compute the adjusted applicable Conversion Rate in accordance with this Section 8 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth the applicable Conversion Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)  provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(i)                                  Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 8(h) above and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.  The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Designated Stock; and the Conversion Agent makes no representation with respect thereto.  The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Designated Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 8.

(j)                                  Fractional Shares.  No fractional shares of Common Stock will be issued to holders of the Designated Stock upon conversion.  In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Designated Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the Mandatory Conversion Date.

Section 9.                                Adjustment for Reorganization Events.

(a)                               Reorganization Events.  In the event of:

(i)                                  any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for, or converted into, cash, securities, or other property of the Corporation or another corporation);

(ii)                              any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation; or

(iii)                          any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes its outstanding Common Stock;

each of which is referred to as a “Reorganization Event”), each share of the Designated Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Designated Stock, become convertible into the kind and amount of securities, cash and other property (the “Exchange Property”), receivable in such Reorganization Event (without any interest thereon, and, solely with respect to dividends or distributions described in Section 3(b) above, without any right (in connection with such Reorganization Event) to dividends or distribution thereon which have a record date that is prior to the Mandatory Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the

Corporation and non-Affiliates; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 9(a), the Exchange Property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election).  If the Mandatory Conversion Date follows a Reorganization Event, the Conversion Rate then in effect will be applied to the amount on the Mandatory Conversion Date of such Exchange Property received per share of Common Stock, as determined in accordance with this Section 9.

(b)                              Successive Reorganization Events.  The above provisions of this Section 9 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(c)                               Reorganization Event Notice.  The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 9.

Section 10.                                                      Voting Rights.

(a)                               General.  Each share of Designated Stock shall entitle the holder thereof to a number of votes equal to the Conversion Rate in effect on the record date for the vote or consent on all matters submitted to a vote of the stockholders of the Corporation.

(b)                              Single Class.  Except as otherwise provided herein, in the Charter or by applicable law, the Holders of shares of Designated Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)                               Preferred Stock Directors.  Whenever, at any time or times, from and including the Second Dividend Payment Date, dividends payable on the shares of Designated Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (hereinafter the “Preferred Directors”), and each a “Preferred Director”), to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Designated Stock have been declared and paid in full, at which time such right shall terminate with respect to the Designated Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the Holders of shares of Designated Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the Holders of a majority of the shares of Designated Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such holders described above are then exercisable.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d)                             Class Voting Rights as to Particular Matters.  So long as any shares of Designated Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the Holders of at least 66 2/3% of the shares of Designated Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)                                  Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designations for the Designated Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)                              Amendment of Designated Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 10(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Stock; or

(iii)                          Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S.

federal income tax purposes (or if such entity is not a corporation, the Corporation having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preference securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Designated Stock prior to such merger or consolidation), and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 10(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Stock.

(e)        Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the Holders of Designated Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Stock is listed or traded at the time.

Section 11.      Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Designated Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12.      Rank.  Notwithstanding anything set forth in the Charter or this Certificate of Designations to the contrary, the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 13.      Listing.  The Corporation hereby covenants and agrees that it will use its reasonable best efforts to list and keep listed the Designated Stock on the NASDAQ Stock

Market or another national securities exchange or automated quotation system, if permitted by the rules of such exchange or automated quotation system.

Section 14.      No Preemptive Rights.  No share of Designated Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 15.      Notice of Shareholder Approval.  The Corporation shall notify the Holders of the status of the Shareholder Approval on the Business Day immediately succeeding the date on which the Shareholder Approval has been received or the date on which the Shareholder Approval has been sought but not received, as applicable.  If the Shareholder Approval has been received, such notice will include (i) the Mandatory Conversion Date, (ii) the number of shares of Common Stock to be issued upon conversion of each share of Designated Stock and (iii) instructions regarding the surrender of certificates of Designated Stock for Common Stock.

Section 16.      No Sinking Fund.  Shares of Designated Stock are not subject to the operation of a sinking fund.

Section 17.      Reservation of Common Stock.

(a)        Sufficient Shares.  In order to cause an effective date no later than 5 Business Days following the Shareholder Approval, the Corporation shall file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable after the date of the Shareholder Approval.  As soon as practicable after the effective date of the Certificate of Amendment, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Designated Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Designated Stock then outstanding at the then-current Conversion Price.  For purposes of this Section 17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Designated Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)        Use of Acquired Shares.  Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Designated Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)        Free and Clear Delivery.  All shares of Common Stock or other securities delivered upon conversion of the Designated Stock shall be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)       Compliance with Law.  Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Designated Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)        Listing.  The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Designated Stock; provided, however, that if the rules of such exchange or automated quotation system require the Corporation to defer the listing of such Common Stock until the mandatory conversion of Designated Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Designated Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 18.      Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Designated Stock initially shall be the Corporation.  The Corporation may, in its sole discretion, appoint a successor transfer agent, and may thereafter remove any such successor transfer agent and appoint a successor thereto; provided that in each case any such successor must accept such appointment prior to the effectiveness of such appointment or removal.  Upon any such removal or appointment, the Corporation shall send notice thereof to the Holders.

Section 19.      Form.

(a)        Global Designated Stock.  Designated Stock may be issued in the form of one or more permanent global shares of Designated Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit A (each, a “Global Designated Stock”), which is hereby incorporated in and expressly made a part of this Certificate of Designations.  The Global Designated Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).  The aggregate number of shares represented by each Global Designated Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  This Section 19(a) shall apply only to a Global Designated Stock deposited with or on behalf of the Depositary.

(b)        Delivery to Depositary.  If Global Designated Stock is issued, the Corporation shall execute and the Registrar shall, in accordance with this Section 19, countersign and deliver initially one or more Global Designated Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to instructions received from the

Depositary or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.

(c)        Agent Members.  If Global Designated Stock is issued, members of, or participants in, the Depositary (“Agent Members”), shall have no rights under this Certificate of Designations with respect to any Global Designated Stock held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Designated Stock, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Designated Stock for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Designated Stock.  If Global Designated Stock is issued, the Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Designated Stock, this Certificate of Designations or the Charter.

(d)       Physical Certificates.  Owners of beneficial interests in any Global Designated Stock shall not be entitled to receive physical delivery of certificated shares of Designated Stock, unless (x) the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Designated Stock and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through the Depositary.  In any such case, the Global Designated Stock shall be exchanged in whole for definitive shares of Designated Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference.  Such definitive shares of Designated Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(e)        Signature.  An Officer shall sign any Global Designated Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature.  If an Officer whose signature is on a Global Designated Stock no longer holds that office at the time the Transfer Agent countersigned the Global Designated Stock, the Global Designated Stock shall be valid nevertheless.  A Global Designated Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Designated Stock.  Each Global Designated Stock shall be dated the date of its countersignature.

Section 20.      Replacement Certificates.  The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation; provided that if physical certificates are issued, the Corporation shall not be required to issue any certificates representing the Designated Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in the second sentence above, shall deliver the shares of Common Stock pursuant to the terms of the Designated Stock formerly evidenced by the certificate.

Section 21.      Taxes.

(a)        Transfer Taxes.The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Designated Stock or shares of Common Stock or other securities issued on account of Designated Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Designated Stock, shares of Common Stock or other securities in a name other than that in which the shares of Designated Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b)        Withholding.All payments and distributions (or deemed distributions) on the shares of Designated Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 22.      Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of (a) receipt thereof or (b) for notices sent within the United States, three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid or (c) for notices sent outside the United States, two Business Days after the sending thereof if sent by recognized next day courier service, addressed: (i) if to the Corporation, to its office at 5055 Wilshire Boulevard, Suite 500, Los Angeles, CA 90036(Attention:  Chief Financial Officer), or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address and by such other means as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.  Notwithstanding the foregoing, if shares of Designated Stock are issued in book-entry form through The Depositary Trust Company or any similar facility, such notices may be given to the Holders of Designated Stock in any manner permitted by such facility.

Section 23.      Other Rights. The shares of Designated Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Certificate Number 1	Number of Shares of Series F Common Stock Equivalent

BROADWAY FINANCIAL CORPORATION

Series F Common Stock Equivalent
(par value $0.01 per share)
(liquidation amount as specified below)

Broadway Financial Corporation, a Delaware corporation (the “Corporation”), hereby certifies that [     ] (the “Holder”), is the registered owner of [     ] ([     ]) fully paid and non-assessable shares of the Company’s designated Series F Common Stock Equivalent, with a par value of $0.01 per share and a liquidation amount of $1,000 per share (the “Series F Stock”).  The shares of Series F Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series F Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated [     ], 2013 as the same may be amended from time to time (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.  The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series F Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series F Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by its Chief Executive Officer and countersigned by an Assistant Secretary this [_____] day of [_______], 2013.

BROADWAY FINANCIAL CORPORATION

By:

Name:

Title: Chief Executive Officer

By:

Name:

Title: Assistant Secretary

Series F Common Stock Equivalent

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series F Stock referred to in the within-mentioned Certificate of Designations.

Dated: [______], 2013

[___________________], as Registrar

By:

Name:

Title:

Series F Common Stock Equivalent

REVERSE OF CERTIFICATE

Dividends on each share of Series F Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Series F Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series F Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee) and irrevocably appoints:

as agent to transfer the shares of Series F Stock evidenced hereby on the books of the Transfer Agent.  The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)